Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

November 3, 2011	Contact: Michael M. Larsen
Vice President and CFO
Tel. (610) 249-2002

GARDNER DENVER TO WEBCAST ANALYST MEETING

WAYNE, Pa. (November 3, 2011) – Gardner Denver, Inc. (NYSE: GDI) will host a live audio webcast of its Analyst Meeting on November 7, 2011 beginning at approximately 12:30 p.m. EST and concluding at 4:30 p.m. The link to the webcast can be found on Gardner Denver’s website, www.GardnerDenver.com, under the heading Investors or through Thomson StreetEvents at www.earnings.com.

Gardner Denver, Inc., with 2010 revenues of approximately $1.9 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).